Exhibit 32.1


                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Zond-PanAero Windsystem Partners I (the "Partnership") on Form 10-K for the years ended December 31, 1999 and 2000 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Eric D. Gadd, Chief Executive Officer of Zond Windsystems Management LLC, as General Partner of the Partnership (see Explanatory Note), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, except that the Report was not timely filed, the Report is a comprehensive Form 10-K for the years ended December 31, 1999 and 2000 and certain sections of the Report contain current information; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.


Date: March 30, 2005
                           /s/ ERIC D. GADD
                           ------------------------------
                           Eric D. Gadd
                           Chief Executive Officer
                           Zond Windsystems Management LLC, as General
                           Partner of Zond-PanAero Windsystem Partners I


Explanatory Note: Eric D. Gadd was appointed President and Chief Executive Officer of the General Partner of the Partnership on September 26, 2002. Accordingly, Mr. Gadd did not participate in the preparation of the financial statements contained in the Report and did not work with Arthur Andersen LLP in connection with its audits of the financial statements contained in the Report.